Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761, 333-67317, 333-169205, and 333-169710 on Form S-3 and in Registration Statement Nos. 333-140176 and 333-155497 on Form S-8 of our report dated July 14, 2010 (December 10, 2010, as to the effects of discontinued operations as disclosed in Note 12) relating to the consolidated financial statements and financial statement schedules of Investors Real Estate Trust and subsidiaries, and the effectiveness of Investors Real Estate Trust and subsidiaries’ internal control over financial reporting appearing in this Current Report on Form 8-K of Investors Real Estate Trust.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
December 10, 2010